Filed Pursuant to Rule 424(b)(2)
Registration No. 333-182557

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 16, 2012)

Southern California Gas Company

$250,000,000 1.55% First Mortgage Bonds, Series QQ, due 2018

$350,000,000 3.20% First Mortgage Bonds, Series RR, due 2025

The 1.55% First Mortgage Bonds, Series QQ, due 2018 (the “Series QQ bonds”) will mature on June 15, 2018. Interest on the Series QQ bonds will accrue from June 18, 2015 and will be payable on June 15 and December 15 of each year, beginning on December 15, 2015. The Series QQ bonds will be redeemable prior to maturity, at our option, at the redemption prices described in this prospectus supplement.

The 3.20% First Mortgage Bonds, Series RR, due 2025 (the “Series RR bonds” and, together with the Series QQ bonds, the “bonds”) will mature on June 15, 2025. Interest on the Series RR bonds will accrue from June 18, 2015 and will be payable on June 15 and December 15 of each year, beginning on December 15, 2015. The Series RR bonds will be redeemable prior to maturity, at our option, at the redemption prices described in this prospectus supplement.

Investing in the bonds involves risks. See the “Risk Factors” section on page S-2 of this prospectus supplement.

	Per Series QQ Bond	Total	Per Series RR Bond	Total
Public offering price(1)	99.997%	$249,992,500	99.763%	$349,170,500
Underwriting discount	0.350%	$875,000	0.650%	$2,275,000
Proceeds to Southern California Gas Company (before expenses)(1)	99.647%	$249,117,500	99.113%	$346,895,500

(1)	Plus accrued interest from June 18, 2015 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the bonds will be ready for delivery through The Depository Trust Company on or about June 18, 2015.

Joint Book-Running Managers

Mizuho Securities	BNP PARIBAS	CastleOak Securities, L.P.	Credit Agricole CIB	UBS Investment Bank

Co-Managers

Great Pacific Securities	Mischler Financial Group, Inc.	SMBC Nikko

June 15, 2015

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the bonds and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the bonds. If the description of the bonds or the offering of the bonds varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the dates on their respective covers and that the information contained in documents incorporated by reference is accurate only as of the respective dates that those documents were filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since that date.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the Securities and Exchange Commission and the offering of the bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest).”

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PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

When we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,” “proposed,” “target,” “pursue,” “goals,” “outlook,” “maintain” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include:

•	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

•	actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, California Energy Commission, U.S. Environmental Protection Agency, California Air Resources Board and other regulatory, governmental and environmental bodies in the United States;

•	the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects;

•	energy markets, including the timing and extent of changes and volatility in commodity prices, and the impact of any protracted reduction in oil prices from historical averages;

•	delays in the timing of costs incurred and the timing of the regulatory agency authorization to recover such costs in rates from customers;

•	capital markets conditions, including the availability of credit and the liquidity of our investments;

•	inflation, interest and currency exchange rates;

•	the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our cost of capital;

•	the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures;

•	cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers, terrorist attacks that threaten system operations and critical infrastructure and wars;

•	weather conditions, conservation efforts, natural disasters, catastrophic accidents, and other events that may disrupt our operations, damage our facilities and systems, and subject us to third-party liability for property damage or personal injuries;

•	risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

•	business, regulatory, environmental and legal decisions and requirements;

•	the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors;

•	the resolution of litigation; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

Investing in the bonds involves risk. In addition to the foregoing, please see the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the other information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for other factors and risks which could cause our actual results and future actions to differ materially from those described in forward-looking statements or which could otherwise cause you to suffer a loss on your investment in the bonds. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the bonds.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into the accompanying prospectus. You may obtain copies of these reports and documents as described under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as the documents they incorporate by reference, before making an investment decision. The terms “we,” “our” and “us” are used in this document for purposes of convenience and, unless otherwise expressly stated, are intended to refer to Southern California Gas Company and its subsidiaries, either individually or collectively, as the context may require.

Southern California Gas Company

We are the nation’s largest natural gas distribution utility and an indirect subsidiary of Sempra Energy, a California-based Fortune 500 energy-services holding company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

Our principal executive offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200.

RISK FACTORS

Investment in the bonds involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, our subsequent Quarterly Report on Form 10-Q, and our Current Reports on Form 8-K filed with the SEC subsequent to our most recently completed fiscal year, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before acquiring any of such bonds. The occurrence of any of these risks might cause you to lose all or part of your investment in the bonds. See also “Forward-Looking Statements.”

USE OF PROCEEDS

The net proceeds from the sale of the bonds will be approximately $596.0 million (after deducting underwriting discounts but before deducting our estimated offering expenses), and will become part of our general treasury funds. A portion of the net proceeds will be used to repay outstanding commercial paper and the remainder will be used for other general corporate purposes. Such commercial paper bears interest at a rate of less than 0.2% per annum and matures at various dates through June 19, 2015. We estimate that the expenses for this offering, excluding underwriting discounts, will be approximately $500,000.

To the extent that net proceeds from this offering are applied to repay commercial paper or any of our other indebtedness held by any of the underwriters or their affiliates, they will receive proceeds of this offering through the repayment of that commercial paper or other indebtedness, as applicable. If 5% or more of the net proceeds of this offering (not including underwriting discounts) is used to repay commercial paper or other indebtedness held by at least one of the underwriters or their affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the bonds to accounts over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUPPLEMENTAL DESCRIPTION OF FIRST MORTGAGE BONDS

The Series QQ bonds and the Series RR bonds (collectively, the “bonds”) each constitutes a separate series of our first mortgage bonds as described below and in the accompanying prospectus. Each series of bonds will be issued under a supplemental indenture and the mortgage bond indenture referred to in the accompanying prospectus, each between us, as issuer, and U.S. Bank National Association, as successor trustee. We have summarized below selected provisions of the supplemental indentures applicable to the bonds. The summary of the provisions of our first mortgage bonds contained in the accompanying prospectus applies to the bonds, except that the summary of selected provisions of each respective series of the bonds and the supplemental indentures set forth below supplements and, to the extent inconsistent, supersedes and replaces the description of the general terms and provisions of our first mortgage bonds and the indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to provisions of the applicable series of bonds, the supplemental indentures and the indenture. Terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the applicable supplemental indenture or the indenture. As used in this section, references to the “indenture” mean the mortgage bond indenture (as defined in the accompanying prospectus) and as used in this section and under the caption “Description of First Mortgage Bonds” in the accompanying prospectus, references to “we,” “our” and “us,” mean Southern California Gas Company excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The Series QQ bonds and the Series RR bonds will each constitute a separate series of first mortgage bonds under the indenture. The Series QQ bonds are initially limited to $250 million aggregate principal amount and the Series RR bonds are initially limited to $350 million aggregate principal amount.

At March 31, 2015, we had outstanding $1,900 million of first mortgage bonds and the net book value of the property subject to the first lien of the indenture was $5.8 billion. For the twelve months ended March 31, 2015 and without giving effect to the issuance of the Series QQ bonds or the Series RR bonds, the Net Earnings of the Corporation Available for Interest (as defined in the indenture) were 15 times the annual interest charges on our bonds outstanding under the indenture.

Interest Rate and Maturity

Series QQ Bonds

The Series QQ bonds will mature on June 15, 2018. The Series QQ bonds will bear interest at the rate of 1.55% per annum, accruing from June 18, 2015. Interest on the Series QQ bonds will be payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2015 (each a “Series QQ Payment Date”), to the persons in whose names the Series QQ bonds are registered at the close of business on the June 1 or December 1, as the case may be, next preceding such Series QQ Payment Date. Interest on the Series QQ bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Series QQ bonds will be redeemable prior to maturity, at our option, at the prices set forth below under the caption “Optional Redemption.” The Series QQ bonds will not be subject to a sinking fund.

The Series QQ bonds will be issued in registered form without coupons and will be issuable in denominations of $1,000, $5,000, $10,000, $25,000 and multiples of $25,000.

Series RR Bonds

The Series RR bonds will mature on June 15, 2025. The Series RR bonds will bear interest at the rate of 3.20% per annum, accruing from June 18, 2015. Interest on the Series RR bonds will be payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2015 (each a “Series RR Payment Date”), to the persons in whose names the Series RR bonds are registered at the close of business on the June 1 or December 1, as the case may be, next preceding such Series RR Payment Date. Interest on the Series RR bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Series RR bonds will be redeemable prior to maturity, at our option, at the prices set forth below under the caption “Optional Redemption.” The Series RR bonds will not be subject to a sinking fund.

The Series RR bonds will be issued in registered form without coupons and will be issuable in denominations of $1,000, $5,000, $10,000, $25,000 and multiples of $25,000.

Optional Redemption

Series QQ Bonds

We may redeem all or any part of the Series QQ bonds, at our option at any time or from time to time, at a redemption price for any redemption date equal to the greater of the following amounts:

•	100% of the principal amount of the Series QQ bonds being redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Series QQ bonds being redeemed on that redemption date (not including any portion of any payments of accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 10 basis points, as determined by the Independent Investment Banker (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date.

Series RR Bonds

Prior to March 15, 2025 (the “Series RR Par Call Date”), we may redeem all or any part of the Series RR bonds, at our option at any time or from time to time, at a redemption price for any redemption date equal to the greater of the following amounts:

•	100% of the principal amount of the Series RR bonds being redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Series RR bonds being redeemed on that redemption date (not including any portion of any payments of accrued and unpaid interest to the redemption date) that would be due if such Series RR Bonds matured on the Series RR Par Call Date discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 15 basis points, as determined by the Independent Investment Banker (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date.

On and after March 15, 2025, we may redeem all or any part of the Series RR bonds, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Series RR bonds to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

Definitions and Additional Terms

Notwithstanding the foregoing, installments of interest on either series of bonds that are due and payable on any Series QQ Payment Date or Series RR Payment Date, as applicable, falling on or prior to a redemption date for such series of bonds will be payable on the Series QQ Payment Date or Series RR Payment Date, as

applicable, to the registered holders of such series of bonds as of the close of business on the relevant record date according to the terms of such series of bonds and the indenture. The redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the bonds to be redeemed. Once notice of redemption is mailed, the bonds called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. Redemption will not be conditional upon receipt by the trustee of monies sufficient to pay the redemption price.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption. We will pay the redemption price and any accrued interest once the bonds are surrendered for redemption. If only a portion of the bonds of either series are redeemed, the trustee will deliver new bonds of such series for the remaining portion without charge.

“Adjusted Treasury Rate” means, with respect to any redemption date for the bonds of either series, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date for the bonds of either series, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of such series to be redeemed on such redemption date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of bonds.

“Comparable Treasury Price” means, with respect to any redemption date for the bonds of either series, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, or (B) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means, with respect to any redemption date for the bonds of either series, one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealers” means, with respect to any redemption date for the bonds of either series, (A) Mizuho Securities USA Inc., BNP Paribas Securities Corp., UBS Securities LLC, a Primary Treasury Dealer (as defined below) selected by CastleOak Securities, L.P. and a Primary Treasury Dealer selected by Credit Agricole Securities (USA) Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the bonds of either series, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the preceding sentence, “business day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

In the event that we elect to redeem only a portion of either series of bonds, the bonds of such series to be redeemed shall be selected as provided in the indenture and, in the case of bonds represented by a global security, in accordance with the procedures of The Depository Trust Company.

Notice Regarding Remedies with Respect to Mortgaged Property

Any foreclosure on the mortgaged property by the trustee may be limited by applicable California law. Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property or an estate for years therein must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. Judicial decisions interpreting Section 726 have formulated principles requiring that only one action may be brought to enforce an obligation secured by a lien on California real property, that all security for the obligation must be included in one foreclosure action, and that the creditor must exhaust all of its security before a personal judgment or other recovery may be obtained against the debtor for a deficiency. We advise you that failure to comply with Section 726 as it has been interpreted may result in the extinguishment of the liens on the mortgaged property and the loss of your right to a deficiency judgment.

Defeasance

The defeasance provisions of the indenture described in the accompanying prospectus under “Description of First Mortgage Bonds—Defeasance, Cancellation and Discharge” will apply to the bonds. However, with respect to the satisfaction of the indenture following the release of the mortgaged property (but not as a condition to the release of the mortgaged property), in addition to the conditions of defeasance specified in the indenture we will be required to deliver an opinion of counsel to the effect that a holder of bonds will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date on which the bonds are first issued, which is expected to be June 18, 2015.

Other

We may, from time to time, without notice to or the consent of the holders of the bonds, increase the principal amount of either or both series of bonds under the indenture and issue such increased principal amount (or any portion thereof). Any additional bonds of either series so issued shall have the same form and terms (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first Series QQ Payment Date or Series RR Payment Date, as applicable) as the bonds of such series previously issued and shall form a single series of first mortgage bonds under the indenture with the previously issued bonds of such series.

The bonds of each series initially will be issued in book-entry form and will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described under the caption “Global Securities” of the accompanying prospectus.

If the bonds of either series are in book-entry form, we will make payments to the depositary or its nominee, as the registered holder of such series of bonds, by wire transfer of immediately available funds. If bonds of either series are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities” in the accompanying prospectus, we will have the option of paying interest on such series of bonds in definitive certificated form by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before any Series QQ Payment Date or Series RR Payment Date, as applicable, by the persons entitled to payment.

We will maintain a paying agent and transfer agent for the bonds of each series in San Francisco, California and, if bonds are issued in certificated form under the limited circumstances described above, in the Borough of Manhattan, The City of New York. The trustee will act as initial paying agent and transfer agent for the bonds through its offices in San Francisco, California.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below, for whom Mizuho Securities USA Inc., BNP Paribas Securities Corp., CastleOak Securities, L.P., Credit Agricole Securities (USA) Inc. and UBS Securities LLC are acting as representatives, have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, severally and not jointly, the respective principal amount of the bonds set forth opposite their respective names below.

Underwriter	Principal Amount of Series QQ Bonds	Principal Amount of Series RR Bonds
Mizuho Securities USA Inc.	$46,875,000	$65,625,000
BNP Paribas Securities Corp.	46,875,000	65,625,000
CastleOak Securities, L.P.	31,250,000	43,750,000
Credit Agricole Securities (USA) Inc.	46,875,000	65,625,000
UBS Securities LLC	46,875,000	65,625,000
Great Pacific Securities	5,625,000	7,875,000
Mischler Financial Group, Inc.	5,625,000	7,875,000
SMBC Nikko Securities America, Inc.	20,000,000	28,000,000

Total	$250,000,000	$350,000,000

The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the bonds is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all the bonds if any are taken. The offering of the bonds by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer each series of bonds to the public at the applicable initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.200% of the principal amount per Series QQ bond and not in excess of 0.400% of the principal amount per Series RR bond. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.150% of the principal amount of the Series QQ bonds and not in excess of 0.250% of the principal amount of the Series RR bonds on sales to certain other dealers. After the initial public offering, the prices to investors and concessions may be changed.

The bonds of each series are a new issue of securities with no established trading market. There can be no assurance of a secondary market for either series of bonds or the continued liquidity of such market if one develops. The underwriters have informed us that they intend to make a market in each series of bonds but are under no obligation to do so and such market making may be terminated at any time without notice.

In order to facilitate the offering of the bonds, the representatives of the underwriters, or any of their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market prices of the bonds. Specifically, the underwriters may overallot in connection with the offering, creating a short position in either or both series of bonds for their own account. In addition, to cover overallotments or to stabilize the prices of the bonds, the representatives may bid for, and purchase, either or both series of bonds in the open market. Any of these activities may stabilize or maintain the market prices of such bonds above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the bonds. As a result, the market prices of the bonds may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the market prices of the bonds. In addition, neither we nor any of the underwriters makes any representation that the transactions will be engaged in or that the transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates, from time to time, for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may from time to time engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates may routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect thereof.

Expenses payable by us in connection with the offering of the bonds, excluding underwriting discounts, are estimated at $500,000.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds”, net proceeds of this offering will be used to repay outstanding commercial paper. To the extent that net proceeds from this offering are applied to repay commercial paper or any of our other indebtedness held by any of the underwriters or their affiliates, they will receive proceeds of this offering through the repayment of that commercial paper or other indebtedness, as applicable. If 5% or more of the net proceeds of this offering (not including underwriting discounts) is used to repay commercial paper or other indebtedness held by at least one of the underwriters or their affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the bonds to accounts over which they exercise discretionary authority without the prior written approval of the customer.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the bonds and various other legal matters relating to the issuance and sale of the bonds on behalf of Southern California Gas Company. Sharon Tomkins, Vice President and General Counsel of Southern California Gas Company, will pass upon certain other legal matters relating to the issuance and sale of the bonds on behalf of Southern California Gas Company. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra Energy and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The consolidated financial statements incorporated in the accompanying prospectus by reference from Southern California Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of Southern California Gas Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated therein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$2,000,000,000

SOUTHERN CALIFORNIA GAS COMPANY

Senior Unsecured Debt Securities

First Mortgage Bonds

Preferred Stock

We may offer and sell senior debt securities, first mortgage bonds and preferred stock from time to time in one or more offerings. The senior debt securities, the first mortgage bonds and the preferred stock are collectively referred to in this prospectus as the “offered securities.” This prospectus provides you with a general description of the offered securities.

Each time we sell offered securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the particular offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of the offered securities.

Investing in the offered securities involves risks. See the information under the heading “Risk Factors” on page 2 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $2,000,000,000 aggregate offering price of any combination of the offered securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the offered securities that we may offer. Each time we sell offered securities, we will provide a supplement to this prospectus that contains specific information about the particular terms of the offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

SOUTHERN CALIFORNIA GAS COMPANY

We are the nation’s largest natural gas distribution utility and an indirect subsidiary of Sempra Energy, a California-based Fortune 500 energy services holding company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

Our offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200. Our web site is www.socalgas.com. This reference to our web site is not an active hyperlink and the information found on our web site does not constitute a part of this prospectus.

The terms “we,” “our” and “us” are used in this document for purposes of convenience and, unless otherwise expressly stated, are intended to refer to Southern California Gas Company and/or its subsidiaries, either individually or collectively, as the context may require.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities to expand and improve our utility plant, to refund and retire indebtedness, for working capital and other general corporate purposes and to replenish funds previously expended for these purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of our earnings to fixed charges and to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2011 and for the six months ended June 30, 2012:

	Years Ended December 31,					Six Months Ended June 30, 2012
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	6.51	7.24	6.56	6.75	6.20	5.82
Ratio of earnings to combined fixed charges and preferred stock dividends	6.35	7.05	6.39	6.55	6.04	5.54

We determine the ratio of earnings to fixed charges by dividing (a) the sum of pretax income from continuing operations (less capitalized interest) and fixed charges by (b) fixed charges consisting of all interest expense (before allowances for borrowed funds used during construction), a portion of rent expenses which approximates the interest component of such expense, and amortization of debt issuance costs.

We determine the ratio of earnings to combined fixed charges and preferred stock dividends by dividing (a) the sum of pretax income from continuing operations (less capitalized interest) and fixed charges by (b) the sum of (i) fixed charges consisting of all interest expense (before allowances for borrowed funds used during construction), a portion of rent expenses which approximates the interest component of such expense, and amortization of debt issuance costs and (ii) preferred stock dividends.

DESCRIPTION OF OFFERED SECURITIES

The following is a general description of the terms and provisions of the offered securities. These summaries are not meant to be a complete description of each offered security. This prospectus and any prospectus supplement will contain the material terms and conditions for each offered security. A prospectus supplement may add, update or change the terms and conditions of the offered securities as described in this prospectus. For more information about the offered securities, please refer to:

•	the indenture between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of senior debt securities by us (the “senior indenture”);

•

the first mortgage indenture between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by supplemental indentures dated as of August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976 and September 15, 1981, respectively (as so supplemented, the “mortgage bond indenture”); and

•	the description of our preferred stock contained in our articles of incorporation.

Forms of these documents are filed as exhibits to the registration statement. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF SENIOR DEBT SECURITIES

Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the senior debt securities we may offer and sell by this prospectus. In this section, references to “indenture” mean the senior indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, Southern California Gas Company excluding its subsidiaries.

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the senior debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, the sections or defined terms are incorporated by reference into this prospectus or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of senior debt securities described in the applicable prospectus supplement.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, we may reopen a series, without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series. The senior debt securities will be our unsecured obligations.

Prior to the issuance of each series of senior debt securities, the terms of the particular securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the date or dates on which principal will be payable or the method of determining such date or dates;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•

any obligation or option we have to redeem or purchase senior debt securities, or any option of the registered holder to require us to redeem or repurchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the senior debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

•	any other terms of the senior debt securities that may be different from those described below.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior debt securities are our obligations exclusively, and are not the obligations of our subsidiaries or our parent. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities—Interest

We will pay interest on the senior debt securities on each interest payment date by check mailed to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be from 10 to 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the senior debt securities as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Senior Debt Securities—Principal

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the senior debt securities at the office of the trustee, as paying agent. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer. Unless otherwise specified in the applicable prospectus supplement, a place for payment and registration of transfer of the senior debt securities will be provided in the Borough of Manhattan, the City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Form; Transfers; Exchanges

The senior debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company (“DTC”), as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the senior debt securities are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the senior debt securities are in book-entry form, you will receive payments and may transfer senior debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where certificated senior debt securities including the senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

You may have your senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer senior debt securities at the office of the trustee. The trustee acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the senior debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable by us in connection with the transfer or exchange. We may block the transfer or exchange of (a) senior debt securities during a period of 15 days prior to giving any notice of redemption or (b) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

Senior debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.) Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior debt securities or portions thereof called for redemption.

In the event that we elect to redeem only a portion of the senior debt securities, the senior debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of senior debt securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of senior debt securities that are not represented by a global security.

Events of Default

An “event of default” occurs with respect to the senior debt securities of any series if:

•	we do not pay any interest on any senior debt securities of the applicable series within 30 days of the due date;

•	we do not pay any principal of or premium on any senior debt securities of the applicable series on the due date;

•

we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the indenture) in the indenture or the senior debt securities of the applicable series for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding senior debt securities of the affected series;

•

default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by us, excluding our subsidiaries (including a default with respect to any other series of senior debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or the payment of which is guaranteed by us, whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

(A)	either:

(i)	such default results from the failure to pay any such indebtedness when due; or

(ii)	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(B)	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

•	any other event of default specified in the prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a) we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•	the principal of and any premium on the senior debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful;

•	all amounts due to the trustee under the indenture; and

(b) all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default;

•

the registered holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture to the extent required by the Trust Indenture Act; except that in the case of an event of default of the character specified above in the third bullet under the caption “Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived by the registered holders of a majority in aggregate principal amount of the senior debt securities of that series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey any of our property and assets as an entirety or substantially as an entirety to any entity, unless:

•

we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the senior debt securities and the performance of all of the covenants under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us; or

•	to add one or more covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us; or

•

to add any additional events of default for all or any series of senior debt securities; or to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision; or to add any new provision to the indenture, in addition to the provisions which may otherwise be added to the indenture pursuant to the other clauses of this paragraph, so long as the addition does not apply to any outstanding senior debt securities; or

•	to provide security for the senior debt securities of any series; or

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

•

to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of senior debt securities that do not adversely affect the interests of the holders of senior debt securities of that series in any material respect.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal or interest on any senior debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the interests under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those senior debt securities on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture, except as noted below, when:

•	all outstanding senior debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	we deposit with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding senior debt securities of such series.

We will remain obligated to pay all other amounts due under the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving us written notice. The trustee may also be removed with respect to the senior debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. Under certain circumstances, we may appoint a successor trustee with respect to such series and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under the caption “Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the related senior debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF FIRST MORTGAGE BONDS

Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the bonds we may offer and sell with this prospectus. The summary is not meant to be a complete description. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each series of bonds. The accompanying prospectus supplement may add, update or change the terms and conditions of a particular series of bonds from the terms and conditions described in this prospectus. In this section, references to “indenture” mean the mortgage bond indenture and references to the “Company,” “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, Southern California Gas Company excluding its subsidiaries.

The indenture gives us authority to set the particular terms of each series of bonds as described in the indenture. Under the indenture, we may decide whether the bonds of a particular series will be redeemable; issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities; and whether the bonds are entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund. For more information about the bonds offered by us, please refer to the indenture between us and U.S. Bank National Association, as trustee, together with the applicable supplemental indentures (as so supplemented, the “indenture”). The indenture is filed as an exhibit to the registration statement.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time. The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the bonds or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. The parenthetical section references in the following description refer to particular sections of the indenture. Capitalized defined terms used in this description have the meanings given to them in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in a prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of bonds described in the applicable prospectus supplement.

General

We may issue bonds under the indenture in one or more series, subject to the limitations described below under the caption “Issuance of Additional Bonds.” Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. Unless specified otherwise in the applicable prospectus supplement, the bonds will be issued in book-entry form as described under the caption “Global Securities” in this prospectus. Bonds will be payable, exchangeable for bonds of other authorized denominations and transferable at the principal office of the trustee, in San Francisco, California and each place designated for payment, including the Borough of Manhattan, City of New York, New York. (Section 2.01)

Prior to the issuance of each series of bonds, the terms and conditions of the particular series of bonds will be determined by our Board of Directors or a committee of directors and specified in a supplemental indenture. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

•	the title or designation of the bonds;

•	the aggregate principal amount of the bonds in such series;

•	the date or dates on which principal will be payable or how to determine the dates;

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the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

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whether we will have any obligation or option to redeem, purchase or repay bonds of such series prior to their maturity and the terms and conditions upon which the bonds may be redeemed, purchased or repaid;

•	whether the bonds will be entitled to the benefits of any purchase, sinking, improvement, renewal or trust fund;

•	whether the bonds will be issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities; and

•	any other terms and conditions of the bonds that may supplement those described below. (See Section 2.01.)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

•	66 2/3% of the Net Bondable Value of Property Additions that have not been applied to other indenture purposes; (See Section 4.04.)

•	100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds; (See Section 4.05.) and

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100% of the aggregate principal amount of Refundable Bonds, which include bonds that have been retired by payment at maturity, redemption or purchase (other than through sinking fund payments or other funds deposited with the trustee as Mortgaged Property) and not applied to other indenture purposes. (See Section 4.06.)

However, the aggregate principal amount of bonds that we can issue under the indenture may not exceed 50% of our Net Investment in Mortgaged Property, after giving effect to the issuance of such additional bonds. (See Section 4.01.) In addition, no additional bonds may be issued under the indenture (except under certain circumstances relating to those issued on the basis of Refundable Bonds) unless the Net Earnings of the Corporation Available for Interest for any 12 consecutive months in the past 15 months equals at least twice our annual interest charges on the sum of (i) all the bonds outstanding under the indenture, including such additional bonds, (ii) in the event of a consolidation, merger or transfer of assets, the indebtedness of any successor corporation maturing more than one year from the date of its issuance, but only if such successor corporation does not secure the bonds with a lien on all of its property, other than Excepted Property, and (iii) all of our indebtedness secured by any of the Mortgaged Property in priority to or pari passu with the lien securing the bonds. (See Section 4.03.) Other than as described above, the indenture does not limit the amount of indebtedness that we may incur. However, our issuance of long-term indebtedness is regulated by the California Public Utilities Commission.

Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption, sinking fund and in certain other respects as described above under the caption “General.”

Security for the Bonds

The bonds will be secured by the indenture which constitutes a first lien upon all of our real and personal property, other than Excepted Property, subject to Permissible Encumbrances, purchase money liens and liens on property at the time of acquisition. All of the bonds issued under the indenture will be equally and ratably secured by the indenture, subject to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series.

Subject to limitations and exceptions described in the indenture, all property acquired by us after the date of the indenture will be further security as described in the indenture. (See Section 5.09.) In addition, the indenture creates a prior lien on the Mortgaged Property to secure the trustee’s right to compensation, reimbursement and indemnity. (See Section 14.10.)

Ranking

The bonds of each series will be our secured and unsubordinated obligations and will rank equal in right of payment with all other bonds issued under the indenture. The bonds will rank first in right of payment with respect to proceeds from Mortgaged Property, and otherwise will rank equal in right of payment with all of our other unsubordinated and unsecured indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries or affiliates.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. We will make payments on the bonds to the Depository Trust Company (“DTC”) or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds.

Form; Transfers; Exchanges

Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. The bonds will be issued in book-entry form represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. You will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the caption “Global Securities.”

You will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will be at the principal office of the trustee, in San Francisco, California, and each other place specified by the trustee, including the Borough of Manhattan, City of New York, New York. (See Sections 2.01 and 2.03.)

Optional Redemption

Unless specified otherwise in an applicable prospectus supplement, we may redeem at our option at any time or from time to time all or any part of the bonds that we may offer and sell by this prospectus at the redemption price specified for the respective series of bonds. In the event that we elect to redeem only a portion of a series of bonds, the bonds to be redeemed shall be selected in accordance with DTC’s procedures, in the case of bonds represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of bonds that are not represented by a global security. (See Section 7.01.)

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed. (See Section 7.02.) On or prior to the redemption date, we will deposit with the trustee a sum of money sufficient to redeem the bonds to be held in trust for the account of the holders thereof. (See Section 7.03.) Upon surrender of the bonds, we will pay the holders of the surrendered bonds the principal and accrued interest of the redeemed bonds or, if only a portion of the principal of a particular bond is being redeemed, that portion of the principal and interest attributable to such redeemed portion. (See Sections 7.04 and 7.05.) All of the bonds redeemed and paid shall be cancelled. (See Section 7.06.)

Renewal Fund

We will pay to the trustee annually on April 1, as a renewal fund, an amount equal to (1) the amounts actually appropriated by us from earnings during the preceding calendar year as provisions for depreciation, depletion and retirements of Mortgaged Property and, if such appropriations are calculated on a sinking fund or similar compound interest method, including the portion thereof representing interest accrual as well as the portion thereof representing the annuity charge, minus (2) credits, taken at our option, for:

•	payments in cash or bonds made by us to a sinking fund or a similar fund under which cash paid to the trustee is to be used only to retire bonds;

•	the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us; and

•	the principal amount of bonds delivered to the trustee for such purpose, which will not be available for any other indenture purpose, including the issuance of additional bonds. (See Section 8.02.)

Renewal fund payments that we pay in cash may, at our option:

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be withdrawn by us, subject to certain conditions, in an amount equal to the lesser of the cost or fair value of specified property additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal; or

•	be applied to the purchase or redemption of any outstanding bonds.

Instead of making all or any portion of such a payment, we may deliver outstanding bonds to the trustee, which will be deemed equivalent to payment of cash in an amount equal to the aggregate principal amount of the bonds so delivered.

At our election, the amount of any required renewal fund payment may be reduced by an amount equal to the amount of cash which, assuming that the renewal fund payments required to be made pursuant to the indenture had actually been made in cash, could at the time be withdrawn under the indenture. (See Section 8.06.) Any payments that we make to the renewal fund are in addition to the expenditures we are required to make for maintenance.

Consolidation, Merger and Transfer of Assets

Nothing in the indenture or in the bonds outstanding under the indenture prevents us from consolidating or merging with or into any corporation or selling all of our property as an entirety subject to the continuing lien of the indenture, provided that:

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the terms of the consolidation, merger or sale preserve and do not impair the lien or the security under the indenture, and the rights and powers of the trustee and the holders of the bonds outstanding under the indenture;

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in the case of a merger or consolidation, the successor corporation expressly assumes the due and punctual payment of the principal and interest of all the bonds and the performance and observance of all of the covenants and conditions of the indenture; and

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in the case of a sale of all of our property as an entirety, the corporation to which we sell all our property assumes the due and punctual payment of principal and interest of all the bonds outstanding under the indenture, assumes the performance of all covenants and conditions of the indenture and executes and delivers an indenture to the trustee whereby the purchasing corporation agrees to assume such payment and performance and charge therewith the property so taken over. (See Section 15.01.)

If we consolidate with or merge with another corporation or in the case of a sale of our property as an entirety, the successor corporation formed by such consolidation or into which we shall have merged or to which such sale shall have been made, upon executing and causing to be recorded an indenture to the trustee, shall succeed to and be substituted for us under the indenture and the bonds. (See Section 15.02.)

Certain Covenants

Subject to the terms of the indenture and in addition to the covenants otherwise specified above, we will:

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keep, or cause to be kept, proper records and accounts of corporate dealings, including proper and complete records reflecting our capital and property accounts, and we will furnish statements upon demand as reasonably required by the trustee; (See Section 5.06.)

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not voluntarily create any lien or charge that would be prior to the lien of the indenture upon the Mortgaged Property, other than purchase money liens and any other liens existing on property at the time such property was acquired by us; (See Section 5.09.)

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pay or cause to be discharged all taxes, assessments, lawful claims and mechanics liens, which, if unpaid, might be given priority over the lien of the indenture; however, no such lien shall be a breach of the indenture if we are disputing it in good faith; (See Sections 5.09 and 5.10.)

•	file the indenture and any supplemental indenture as may be necessary to preserve and protect the security of the bondholders; (See Section 5.11.)

•	maintain, preserve and keep the mortgaged properties in good repair, working order and condition; (See Section 5.15.) and

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maintain insurance on, or self-insure, the Mortgaged Property against losses or damages as are usually insured against by companies similarly situated and operating like properties. (See Section 5.16.)

Events of Default

The following events are defined for all purposes of the indenture (except where the term is otherwise defined for specific purposes) as “events of default”:

•	failure to pay the principal of any bond secured by the indenture when it becomes due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

•	failure to pay interest upon any bond secured by the indenture for a period of 30 days after it becomes due and payable;

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failure to pay any installment of the sinking fund or renewal fund required by the indenture or of any sinking fund or analogous fund required by any supplemental indenture, for a period of 30 days after it becomes due and payable;

•	the expiration of a period of 60 days following:

•	the adjudication of us as bankrupt by any court of competent jurisdiction;

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the entry of an order approving a petition seeking the reorganization of us under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America, or any state thereof; or

•	the appointment of a trustee or a receiver of all or substantially all of our property;

unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

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the filing by us of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; our consenting to the appointment of a receiver or trustee of all or any part of our property; the filing by us of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by us of a petition to take advantage of any insolvency act; and

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our failure to perform any other covenant or agreement contained in the indenture or any supplemental indenture or in any bond secured by the indenture for a period of 60 days following the mailing by the trustee to us of a written demand that such failure be cured, such failure not having been cured in the meantime. (See Section 9.02.)

Remedies

Acceleration

Upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of a majority in principal amount of all bonds outstanding under the indenture shall, declare the principal amount of all of the bonds outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 9.05.)

Rescission of Acceleration

At any time after the principal of the bonds shall have been declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to the indenture,

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all interest in arrears upon such bonds with interest on overdue installments of interest, to the extent that payment of such interest on interest shall be legally enforceable, at the same rate as was borne by the respective bonds on which installments of interest may be overdue,

•	together with reasonable charges and expenses of the trustee, its agents and attorneys, and

•	all other sums which may be due under the indenture, except the principal of such bonds as shall not have become due and payable by their terms,

shall either by paid by us to those entitled thereto (or to the trustee for their account) or be collected out of the Mortgaged Property, and all other defaults existing under the indenture known to the trustee shall have been cured or provision deemed by the trustee to be adequate therefor shall have been made, or shall have been waived as provided in the indenture, then and in every such case:

(a)	the holders of the majority in principal amount of the bonds then outstanding, by written notice to us and the trustee may waive such default and rescind and annul such declaration and its consequences, or

(b)	if in declaring the principal due, the trustee shall have acted without any request of the bondholders, or upon the request of the holders of less than 25% in principal amount of the bonds outstanding at the time of such request, and if there shall not have been delivered to the trustee and to us written directions to the contrary by the holders of not less than a majority in principal amount of the bonds then outstanding, then such default and its consequences ipso facto shall be deemed to be waived, or

(c)	if all such principal and interest which shall have matured otherwise than by such declarations shall have been made good and all other defaults cured or provided for or waived within 30 days after such declaration, then, without regard to any directions by the bondholders, all such defaults and their consequences ipso facto shall be deemed to be waived; and the parties shall be restored to their respective rights and obligations under the indenture as if no default had occurred; but no such waiver of any particular default shall extend to or affect or be deemed a waiver of any other default or impair any right consequent thereon. (See Section 9.05.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of an event of default, the trustee may take actual possession of and enter, hold, use, operate and manage all of the Mortgaged Property and conduct the business, either personally or through the trustee’s agents. Upon every such entry, the trustee may, from time to time, either by purchase, repair or construction, maintain, restore and insure the buildings and structures and property in the same manner and to the same extent as us and may deduct such expenses out of the Mortgaged Property. If the trustee takes such action, the trustee will receive the rents, income, issues and profits from the Mortgaged Property and, after deducting the costs and expenses of taking, holding, operating and managing the Mortgaged Property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments and expenses for any repairs, alterations and improvements, will apply such money in the following manner:

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If none of the principal of the bonds has become due, the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments, to the extent permitted by applicable law, at the rate or rates per annum respectively borne by the bonds on which such interest shall be in default, ratably to the persons entitled thereto; or

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If the principal of any, but not all, of the bonds issued has become due, first to the payment of the accrued interest on all bonds issued then outstanding, with interest on the overdue installments thereof, to the extent permitted by applicable law, at the same rates as were borne by the respective bonds on which such interest shall be in default, in the order of the maturity of the installments, and, second, if any surplus remain, to the payment pro tanto of the principal of all the bonds then due, such payment to be made ratably to the persons entitled thereto; or

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If the principal of all the bonds shall have become due, by maturity, declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rate per annum borne by the bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of any installment of interest over any other thereof.

Any surplus remaining after providing for such payments and for the payment of all installments of interest becoming due in the following six months shall be paid over to us, or whosoever may be entitled to receive the same, or as any court of competent jurisdiction may direct. (See Section 9.04.)

If one or more events of default occurs and continues without remedy for the designated period, the trustee may, in every such case, sell the Mortgaged Property or take appropriate judicial proceedings for the enforcement and protection of its rights and the rights of the bondholders. (See Section 9.06.) The proceeds of any sale of the Mortgaged Property made under the power of sale given by the indenture or pursuant to judicial proceedings, shall be applied as follows:

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first, to the payment of the costs and expenses of such sale, including reasonable compensation to the trustee and its agents and counsel, and of all expenses, liabilities and advances made or incurred by the trustee without negligence or bad faith, with interest on such expenses and advances, and to the payment of all taxes, assessments or liens superior to the lien of the indenture;

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second, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rate per annum borne by the bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of any installment of interest over any other thereof; and

•	third, any surplus shall be paid to us.

(See Section 9.15.)

Control by Holders; Limitations

The holders of a majority in principal amount of the bonds outstanding under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power given to the trustee. The holders of a majority in principal amount of the bonds of any series will have the right, on behalf of all holders of the bonds of such series, to consent to the waiving of any past default and its consequences, other than a payment default. (See Sections 9.22 and 9.28.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

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the holders of at least a majority in principal amount of the outstanding bonds have made written request upon the trustee and afforded the trustee a reasonable opportunity to exercise its powers under the indenture or institute the action, suit or proceeding in its own name;

•	the trustee has been offered reasonable security and indemnity against costs and liabilities incurred to comply with the request; and

•	the trustee has refused or failed to comply with the request within a reasonable time or to take other appropriate action for the enforcement of the indenture. (See Section 9.20.)

No holder will be entitled to institute any action to affect, disturb or prejudice the lien of the indenture, or to enforce any right under the indenture, except in the manner specified in the indenture, and actions must be instituted and maintained only according to the procedures established by the indenture and for the equal benefit of all bondholders. Each registered holder, however, has an unimpaired and unaffected right to receive payment when due and to bring a suit to enforce that right, unless this action would impair the lien of the indenture. (See Sections 9.20 and 9.21.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture known to the trustee, unless the default has been cured within 90 days after the occurrence of the default; provided, however, that except in the case of default in the payment of principal or interest of any bonds, or in the payment of any Maintenance and Sinking Fund installment, the trustee may withhold notice of default if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 9.03.)

Modification of the Indenture

The indenture may be modified by the consent of the holders of at least 66 2/3% in principal amount of the bonds then outstanding, and in the event that less than all series of bonds outstanding are affected by the modification, by the consent of the holders of 66  2/3% in principal amount of the bonds of such series affected. The right of any holder to receive payment of principal and interest when due or the right of any holder to enforce such payment may not be changed without the consent of such holder. (See Section 16.05.)

We and the trustee may enter into supplemental indentures amending the indenture to, among other things:

•	correct the description of any mortgaged property or to assign, mortgage or pledge additional property as security for the bonds;

•	evidence the succession of another corporation under the indenture;

•	provide for the control and the terms and conditions thereof, of all shares of stock, bonds and other securities at any time pledged or deposited with the trustee;

•	provide for the appointment of a co-trustee and define its powers and duties;

•	cure any ambiguity or defective provision contained in the indenture or any supplemental indenture;

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modify, to the extent permitted under the indenture, the rights and obligations of us and holders of the bonds; provided that such supplemental indenture shall be specifically referred to in the text of all the bonds of any series established after the execution of such supplemental indenture;

•	close the indenture, to restrict the issue of additional bonds thereunder or to limit the authorized amount and the issue or purpose of issue of bonds under the indenture; or

•	for any other purpose not inconsistent with the terms of the indenture.

Any such supplemental indenture will be consistent with the Trust Indenture Act of 1939, as amended, and shall be binding upon the holders of all bonds, as fully as though the provisions of such supplemental indenture were a part of the indenture. (See Section 16.01.)

Defeasance, Cancellation and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the principal of and interest on the bonds has been paid or when we deposit with the trustee sufficient funds to repay the principal of and interest on all then outstanding bonds, and we request that the Mortgaged Property revert to us and that the lien be cancelled and discharged. Unless we request cancellation and discharge, the lien created by the indenture will not be cancelled and discharged, but shall remain in place for the issuance of future bonds pursuant to the terms of the indenture. (See Sections 11.01 and 11.02.)

Release Provisions

Unless an event of default has occurred and is continuing, we may, free from the lien of the indenture and at any time, without any release by the trustee, sell, exchange or dispose of obsolete machinery or equipment, provided we replace the machinery and equipment with other machinery and equipment of equivalent or greater value. (See Section 10.02.) In the absence of the occurrence and continuance of an event of default, we may also at any time and from time to time, without any release by the trustee:

•	cancel or modify our rights-of-way, leases or contracts, other than rights-of-way for transmission lines which require a release from the trustee;

•	surrender or allow the modification of any franchise or governmental consent or permit, so long as we may still conduct our business in the same territory for the same time;

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abandon the operation of any of our properties if the operation of such property is not necessary or important for the operation of our other systems and plants or where such abandonment is deemed to be advisable;

•	produce, mine, sell or dispose of gas, oil, coal or other minerals, if any, lying or being within or under any real property which is part of the Mortgaged Property; and/or

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dispose of, in the ordinary course of business, fuel, repair parts, repair material, operating supplies and commodities that comprise stock or merchandise kept for sale, manufactured commodities, gas and other personal property manufactured or acquired for sale in the ordinary course of business. (See Section 10.03.)

The indenture also contains provisions for the release of property by the trustee (i) upon a sale or exchange of such property provided that we receive compensation equal to the fair value of the property and that the release is advantageous to the conduct of the business and will not impair the Mortgaged Property, and (ii) for property taken by eminent domain, and in each case provided that the proceeds of any sale, exchange or taking by eminent domain are deposited with the trustee. (See Sections 10.04 and 10.05.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee officers’ certificates, engineers’ certificates and, in certain cases, independent engineers’ certificates and independent accountants’ certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters.

Concerning the Trustee

U.S. Bank National Association, a national banking association, duly organized and existing under the laws of the United States of America, has been appointed as the trustee under the indenture.

The trustee may resign at any time by giving us written notice and by publishing notice in a required newspaper. The resignation will be effective either on the date specified in the notice or on the date of appointment of a successor trustee. The holders of a majority in principal amount of the outstanding bonds may remove the trustee by signing, acknowledging, and filing with the trustee a written instrument or concurrent written instruments. Under certain circumstances, we may appoint a successor trustee. (See Sections 14.16 and 14.17.)

No Liability for Stockholders, Directors and Officers

None of our present, past or future stockholders, directors or officers will be liable for any payments of principal or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (Article XII)

Governing Law

The bonds will be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

Defined Terms

Set forth below are certain defined terms used in the indenture and in this description. Reference is made to the indenture for complete definitions of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided:

“Excepted Property” means, notwithstanding anything contained in the granting clauses of the indenture, all of the following property, whether now owned by the Company or hereafter acquired by it, all of which shall be excepted and excluded from the Mortgaged Property and the lien of the indenture:

(a)	All bills, notes and accounts receivable, cash on hand or in bank, contracts and operating agreements, other than those subjected to the lien of the indenture pursuant to the indenture, choses in action, and the Company’s interest in existing leases in which the Company is lessor and in leases hereafter made of portions of the Mortgaged Property in which the Company is lessor;

(b)	Gas, manufactured commodities and other personal property manufactured or acquired for sale in the ordinary course of business; commodities and appliances constituting the whole or any part of stock or merchandise kept for sale; and fuel, repair parts, repair material and operating supplies;

(c)	All motor vehicles and tools therefor;

(d)	Gas, coal, oil or other minerals (when produced or severed);

(e)	Bonds, notes, conditional sales contracts and other evidences of indebtedness, and shares of stock, and other certificates of interest, other than those which may be actually delivered to the trustee pursuant to the indenture;

(f)	Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Company, or any property or equipment now or hereafter owned by the Company and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage; and

(g)	Certain real property as described in the indenture.

“Mortgaged Property” means as of any particular time the property which at said time is covered or intended to be covered by the lien of the indenture; provided that moneys held by the trustee in trust for the payment, at maturity or on a date fixed for redemption, of specific bonds shall not be deemed to be a part of the Mortgaged Property.

“Net Bondable Value of Property Additions” means, at any particular time, the aggregate of the cost to the Company or, as to such property additions which have not been retired, the fair value to the Company, if the fair value is less than cost, of all gross property additions purchased, constructed or otherwise acquired by the Company, after deducting therefrom the amounts specified in the following paragraphs (1), (2) and (3) and the greater of the amounts specified in the following paragraphs (A) or (B) after each of the amounts specified in said paragraphs (A) and (B) has been reduced by the amount of all credits taken on the basis of cash and bonds delivered to the trustee:

(1)	the aggregate of:

(i)	the amount of all cash previously deposited with the trustee which shall have been withdrawn on the basis of property additions;

(ii)	the amount by which cash, provided to be deposited with the trustee pursuant to any provision of the indenture, has been reduced on the basis of property additions;

(iii)	the amount of all credits taken pursuant to the indenture on the basis of property additions; and

(iv)	the amount by which all credits taken pursuant to the indenture on the basis of property additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;

(2)	150% of the amount of all cash withdrawn pursuant to the indenture;

(3)	150% of the aggregate principal amount of additional bonds previously authenticated and delivered pursuant to the indenture upon the basis of property additions; and

(A)	the sum of all appropriations of earnings for depreciation of bondable property made on or after January 1, 1955; or

(B)	the aggregate of:

(i)	the bonded cost of all bondable property previously (but on or after January 1, 1955) retired, excepting property to an amount not exceeding $5,000,000 owned by the Company on October 1, 1940, and built for the manufacture of gas from oil, and excepting property mentioned in paragraph (ii) next following;

(ii)	the excess, if any, of the bonded cost of all bondable property

(a)	previously (but on or after January 1, 1955) released from the lien of the indenture, over the fair value thereof to the Company at the time of its release, as stated in an engineer’s certificate filed with the trustee or, if an independent engineer’s certificate is filed, then as stated in such independent engineer’s certificate,

(b)	previously (but on or after January 1, 1955) taken by exercise of a power of eminent domain, over the proceeds paid to the trustee, and

(c)	in respect of which insurance proceeds has previously (but on or after January 1, 1955) been paid to the trustee, over the cash so paid to the trustee in respect thereof.

“Net Earnings of the Corporation Available for Interest” means the net earnings of the Company ascertained as follows:

(a)	The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained by the Company.

(b)

From the total, determined as provided in subdivision (a), there shall be deducted (1) all operating expenses, including cost of gas purchased, all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, provision for uncollectible accounts, taxes (other than income and excess or other profits taxes which are imposed on or measured by income after the deduction of interest charges), but excluding all depreciation, depletion or property retirement appropriations, all interest charges, and amortization of debt discount and expense or premium, and (2) net non-operating losses of the properties of the Company, if any.

(c)	The balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a) shall constitute the “Net Earnings of the Corporation Available for Interest,” subject to subdivisions (d), (e), (f), (g) and (h) below.

(d)	If the net non-operating revenues to be included in the foregoing calculation would exceed five percent (5%) of the net operating revenues so to be included, there shall be included in the foregoing calculation with respect to net non-operating revenues only an amount equal to five percent (5%) of such net operating revenues.

(e)	No income received or accrued by the Company from securities and no profits or losses from the sale, abandonment, reclassification or revaluation of capital assets shall be included in making such computations.

(f)	In case the Company shall have acquired any property additions or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest there shall be included, to the extent they may not have been otherwise included, the net earnings or net losses of such property additions or of such other corporation, as the case may be, for the whole of such period. The net earnings of such property additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided above as if such property additions or the assets of such other corporation, as the case may be, had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(g)	In case the Company shall have obtained the release of property of an aggregate fair value in excess of One Million Dollars ($1,000,000), as shown by the engineer’s certificate, or shall have obtained the release of property of which the aggregate proceeds of which shall have exceeded One Million Dollars ($1,000,000), within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent possible on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the trustee shall deem proper.

(h)	The Net Earnings of the Corporation Available for Interest, whether of the Company or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

“Net Investment in Mortgaged Property” means as of any particular time the total cost of the Mortgaged Property less the then related reserves for depreciation, depletion and amortization or other reserves for retirement of such property; all determined in compliance with the Uniform System of Accounts for Gas Corporations prescribed by the Public Utilities Commission of the State of California, effective January 1, 1949, or in compliance with such system of accounts as said Commission or other similar regulatory body may from time to time prescribe, or to the extent that any such system is not so prescribed or is not applicable, then in accordance with sound accounting practice.

“Permissible Encumbrances” means:

(a)	the lien of taxes and assessments not at the time due;

(b)	the lien of taxes for the then current year;

(c)	the lien of specified taxes and assessments already due but the validity of which is being contested at the time by the Company in good faith, unless thereby in the opinion of counsel any of the Mortgaged Property may be lost or forfeited;

(d)	undetermined liens and charges incidental to construction;

(e)	the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the Mortgaged Property;

(f)	liens upon rights-of-way for transmission or distribution line purposes, provided that the Company has, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the easements or rights-of-way in question or other lands adjacent thereto;

(g)	easements or similar encumbrances the existence of which in the opinion of the signers of an engineer’s certificate filed at the particular time, does not impair the use of the property described in such certificate for the purposes for which it was acquired or is then used; and

(h)	possible adverse rights or interests which, in the opinion of counsel, are unimportant and may properly be disregarded.

“Refundable Bonds” means, at any particular time, all bonds which have been previously authenticated and delivered under the provisions of the indenture and issued by the Company and bonds, not issued by the Company, which have been established as refundable pursuant to the indenture; provided that such bonds, whether authenticated under the indenture or established as refundable, shall have been previously paid at maturity or redeemed or purchased (otherwise than out of funds included in the Mortgaged Property) and surrendered to the trustee, either canceled or uncanceled, or otherwise surrendered to the trustee, subject to certain exceptions provided in the indenture, and which shall not previously have been made the basis for the authentication and delivery of additional bonds or the withdrawal of cash under the provisions of the indenture or the reduction of the amount of cash to be deposited under the provisions of the indenture or paid or redeemed or purchased pursuant to, or used to reduce the amount of cash to be deposited pursuant to, or otherwise retired through the operation of, or used in compliance with the requirements of, the provisions of the maintenance and sinking fund established by the indenture or of any sinking fund, amortization fund, or analogous fund established by any indenture supplemental to the indenture, which does not permit the authentication of additional bonds upon the basis of bonds so paid, redeemed, purchased, retired or used.

Bonds and coupons for the payment or redemption of which moneys shall have been deposited (whether at or prior to maturity or the redemption date of such bonds) with the trustee if such bonds were issued under the indenture, or with the trustee of the other indenture under which such bonds were issued, shall be deemed to have been paid within the meaning of this definition; provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall be given as described above under the caption “Optional Redemption” or as provided pursuant to the redemption provisions of such other indenture, as the case may be, or provisions satisfactory to the trustee shall have been made for such publication.

DESCRIPTION OF PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of the preferred stock we may offer and sell by this prospectus. The following description of our preferred stock is only a summary and is qualified in its entirety by reference to our articles of incorporation. Therefore, you should read carefully the more detailed provisions of our articles of incorporation, as amended and restated, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

We are currently authorized to issue (1) 100,000,000 shares of common stock, without par value, (2) 160,000 shares of preferred stock, par value $25 (the “preferred stock”), of which 79,011 shares are outstanding, (3) 840,000 shares of preferred stock, series A, par value $25 (the “series A preferred stock”), of which 783,032 shares are outstanding, (4) 5,000,000 shares of series preferred stock, without par value (the “series preferred stock”), none of which is outstanding, and (5) 5,000,000 shares of preference stock, without par value (the “preference stock”), none of which is outstanding.

We may in the future amend our articles of incorporation to increase the authorized number of shares of our currently authorized preferred stock, series A preferred stock, series preferred stock or preference stock, or to authorize shares of one or more additional classes of preferred stock or preference stock. Any such amendment would require approval by our board of directors and approval by our shareholders.

In this section we refer to our preferred stock, series A preferred stock and series preferred stock, as the “currently authorized preferred stock.” We refer to our preference stock as the “currently authorized preference stock.” We refer to our currently authorized preferred stock and our currently authorized preference stock and all additional classes of preferred stock and preference stock that we may authorize as the “preferred stock.”

Preferred Stock

The preferred stock is issuable in series. Before the issuance of shares of any series of preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination fixes the designation and number of shares of the series and their rights, preferences, privileges, and restrictions, including, but not limited to, the following:

(a)	the title and stated value;

(b)	voting rights, if any;

(c)	any rights and terms of redemption, including sinking fund provisions;

(d)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation, as applicable;

(e)	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

(f)	the relative ranking and preferences as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

(g)	the provision for redemption, if applicable;

(h)	liquidation preferences;

(i)	any limitations on issuance of any class or series ranking senior or on a parity as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(j)	any other specific terms, preferences, rights, limitations or restrictions.

Our currently authorized preferred stock and currently authorized preference stock, including any shares that we may issue in the future, is subject to the terms and conditions set forth below under the caption “—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock.”

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

(a)	the number of shares being offered and the offering price per share;

(b)	the procedures for any auction and remarketing, if any;

(c)	any listing of the preferred stock on any securities exchange; and

(d)	a discussion of any applicable material and/or special United States federal income tax considerations.

Additional Terms Applicable to Currently Authorized Preferred Stock and the Currently Authorized Preference Stock

Except as otherwise set forth below, the following provisions are applicable to all series of our currently authorized preferred stock and currently authorized preference stock, including currently outstanding shares and any additional shares that we may issue.

Ranking

All shares of currently authorized preferred stock rank senior to our currently authorized preference stock, and all shares of currently authorized preferred stock and currently authorized preference stock rank senior to our common stock, with respect to dividends and rights upon our liquidation, dissolution or winding up.

Dividend Rights

Registered holders of currently authorized preferred stock of each series are entitled to receive, when and as declared by our board of directors, out of any legally available funds, cumulative dividends at the rate established for the shares of the series, payable as may be authorized by the board of directors, before any dividends are paid on the preference stock or common stock.

Registered holders of currently authorized preference stock of each series are entitled to receive, when and as declared by our board of directors, out of any legally available funds, cumulative dividends at the rate established for the shares of the series, payable as may be authorized by the board of directors, before any dividends are paid on the common stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the registered holders of each series of the currently authorized preferred stock are entitled to receive out of our assets available for distribution to shareholders, the liquidation preference established for the shares of the series and accrued and unpaid dividends thereon before any distribution of assets is made to the registered holders of the currently authorized preference stock or common stock or any other security ranking junior to the currently authorized preferred stock. After payment in full to the registered holders of the currently authorized preferred stock, the registered holders of each series of the currently authorized preference stock are entitled to receive out of our assets available for distribution to shareholders, the liquidation preference established for the shares of the series and the accrued and unpaid dividends thereon before any distribution of assets is made to the registered holders of the common stock or any other security ranking junior to the currently authorized preference stock.

For all currently outstanding series of the preferred stock and series A preferred stock, the liquidation preference is $25 per share, and for all future series of the series preferred stock and the preference stock, the liquidation preference is the amount established therefor by the board of directors.

General Voting Rights

The holders of the preferred stock are entitled to one vote per share on all questions upon which the holders of stock are entitled to vote and shall vote together on all matters presented to shareholders, except those matters for which a vote by class or series is required by state law.

Pre-Emptive, Subscription and Conversion Rights, and Non-Assessability

The currently outstanding preferred stock and currently authorized preference stock do not have any pre-emptive, subscription or conversion rights, nor are the shares assessable.

Redemption

The preferred stock and the series A preferred stock are not redeemable. The series preferred stock and the preference stock may be redeemable, if at all, upon the terms established by the board of directors.

GLOBAL SECURITIES

The offered securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing offered securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of offered securities within the DTC system must be made by or through direct participants, which will receive a credit for those offered securities on DTC’s records. The ownership interest of the actual purchaser of an offered security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of offered securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased offered securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of offered securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the offered securities. DTC has no knowledge of the actual beneficial owners of the offered securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer offered securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the offered securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the offered securities of such series to be redeemed in accordance with DTC’s procedures.

In any case where a vote may be required with respect to offered securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the offered securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

So long as offered securities are in book-entry form, we will make payments on those offered securities to the depositary or its nominee, as the registered owner of such offered securities, by wire transfer of immediately available funds. If offered securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the payment date by the persons entitled to payment.

Principal and interest payments on the offered securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with offered securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have offered securities registered in their names and will not receive physical delivery of offered securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the offered securities and the indenture.

The laws of some jurisdictions may require that some purchasers of offered securities take physical delivery of offered securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in offered securities.

DTC is under no obligation to provide its services as depositary for the offered securities and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of a particular series of offered securities generally will not receive certificates representing their ownership interests in those offered securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of offered securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the offered securities of such series represented by one or more global securities of such series; or

•	an event of default under the indenture has occurred and is continuing with respect to the offered securities,

we will prepare and deliver certificates for the offered securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we do not take responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on our behalf. Sidley Austin LLP will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Southern California Gas Company’s Annual Report on Form 10-K, and the effectiveness of Southern California Gas Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

This prospectus and any accompanying prospectus supplement incorporates important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No. 1-1402)	Period
Annual Report on Form 10-K, as amended	Year ended December 31, 2011
Current Report on Form 8-K	Filed April 3, 2012, June 1, 2012, June 5, 2012, June 14, 2012 (as amended by Form 8-K/A filed on July 9, 2012) and June 27, 2012
Quarterly Report on Form 10-Q	Quarter ended March 31, 2012 and quarter ended June 30, 2012

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and any accompanying prospectus supplement through the completion of the offering. In addition, filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at Southern California Gas Company, 555 West Fifth Street, Los Angeles, California 90013-1011, Attention: Corporate Secretary, Telephone: (213) 244-1200.

$250,000,000 1.55% First Mortgage Bonds, Series QQ, due 2018

$350,000,000 3.20% First Mortgage Bonds, Series RR, due 2025

Southern California Gas Company

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Mizuho Securities

BNP PARIBAS

CastleOak Securities, L.P.

Credit Agricole CIB

UBS Investment Bank

Co-Managers

Great Pacific Securities

Mischler Financial Group, Inc.

SMBC Nikko

June 15, 2015